UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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PalmSource, Inc.

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This filing consists of internal corporate FAQs of PalmSource, Inc. (PalmSouce)

Additional Information and Where to find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PalmSource by ACCESS Co. Ltd. (Access) PalmSource expects to file a Proxy Statement and PalmSource and Access expect to file other relevant documents concerning the transaction with the Securities and Exchange Commission. PALMSOURCE INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC OR COMMISSION) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACCESS, PALMSOURCE, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement and these other documents may also be obtained, when they become available, from PalmSource by directing a request through the Investor Relations page of PalmSource’s website at http://www.palmsource.com or by mail to PalmSource, Inc., 1188 East Arques Avenue, Sunnyvale, CA, 94085, Attention: Investor Relations, telephone: (408) 400-3000.

In addition to the Proxy Statement, PalmSource files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by PalmSource at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. PalmSource’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

PalmSource and its directors and executive officers may be soliciting proxies from PalmSource stockholders in favor of the adoption of the merger agreement and may be deemed to be participants in PalmSource’s solicitation of proxies. The directors and executive officers of PalmSource have interests in the merger, some of which may differ from, or may be in addition to, those of PalmSource’s stockholders generally, including the fact that the executive officers of PalmSource may be covered by severance plans or agreements that may be triggered in connection with the merger. Information about the directors and executive officers of PalmSource is set forth in the Proxy Statement for PalmSource’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on September 23, 2004. Investors may obtain additional information regarding the interest of such participants by reading the Proxy Statement regarding the merger when it becomes available.

9 September 2005

Corporate FAQ

FOR INTERNAL USE ONLY

Q. What exactly did you announce?

A. ACCESS Co., Ltd., (Tokyo Stock Exchange: 4813), a global provider of mobile content delivery and Internet access software, today announced they have signed a definitive agreement for ACCESS to acquire PalmSource in an all-cash transaction valued at USD $18.50 per share of PalmSource common stock, or approximately USD $324.3 million (approximately ¥35.9 billion). ACCESS’ USD $18.50 per share offer represents an 83% premium for PalmSource stockholders based on the market closing price of USD $10.09 on September 8, 2005.

The acquisition of PalmSource is expected to further extend ACCESS’ leadership as a provider of mobile content delivery and Internet access software for mobile devices worldwide. The combination of Palm OS® with ACCESS’ software products is expected to give ACCESS one of the broadest lines of mobile software in the industry, as well as extend its market opportunity. With this acquisition, ACCESS gains operating system platform expertise and Linux development resources for mobile devices in the U.S., France and China.

Q. Who is ACCESS?

A. ACCESS is a global provider of Internet technologies to the mobile and beyond-PC markets. Its NetFront browser, widely recognized as one of the most advanced Internet browsers in the world, is a cornerstone to the company’s vision of enabling Internet access anywhere and on any device. NetFront technologies are delivering full Internet browsing and related services to next-generation mobile devices and consumer electronics ranging from digital TV to automobile telematics. For more information: www.access.co.jp or www.access-us-inc.com.

Q. What are the terms of the transaction?

A. It is an all-cash transaction valued at USD $18.50 per share of PalmSource common stock, or approximately USD $324.3 million (approximately ¥35.9 billion). ACCESS’ USD $18.50 per share offer represents an 83% premium for PalmSource stockholders based on the market closing price of USD $10.09 on September 8, 2005.

Q. When do you expect the transaction to close?

A. The all-cash transaction is subject to stockholder approval and customary closing conditions, including regulatory approval. The transaction is expected to close in the fourth quarter of 2005.

Q. Does the transaction require shareholder approval? If so, how will that process be conducted?

A. Yes. PalmSource plans to file a proxy statement with the SEC, and will schedule the date of a special meeting of stockholders to vote on the transaction.

Q. Do you anticipate any tax implications for shareholders?

A. The tax implications to the stockholders of the transaction will be discussed in the proxy statement PalmSource will file with the SEC.

Q. How does this affect your business model?

A. We believe the customer and technology synergies of the combined companies will open up new market opportunities for both companies worldwide. We are obviously in the early stages of this process.

Q. What does this mean for the agreements you have with licensees?

A. We will continue to honor them.

Q. What does this mean for Palm OS for Linux?

A. We continue to move forward with our Palm OS for Linux development work.

Q. Should we continue to plan to develop future products based on Palm OS?

A. Yes.

Q. Will we continue to have customer support for our current projects?

A. Yes.

Q. Will you continue to provide support Palm OS® Garnet?

A. Yes.

Q. Will developers continue to develop applications for Palm OS?

A. We can’t speak for our developers but we believe this combination opens up exciting new market opportunities.

Q. Will you still support your Palm Powered™ Mobile World and Palm OS Ready Partner programs?

A. Yes.

Q. Will you still be changing your company and brand name?

A. Yes.

Forward-Looking Statements

This FAQ contains forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks relating to the consummation of the contemplated merger, including the risk that required regulatory clearances or stockholder approval might not be obtained in a timely manner or at all. In addition, statements in this FAQ relating to the expected benefits of the contemplated merger or any other statements regarding Access’ or PalmSource’s expectations, beliefs, or prospects constitute forward looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact, such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions, should also be considered forward-looking statements. All such statements are subject to risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of Access and PalmSource, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors described in the most recent Form 10-K and other periodic reports filed by PalmSource with the Securities and Exchange Commission.